CLIVEDEN PETROLEUM CO. LTD.
                                17 XXXI DECEMBRE
                                   GENEVA 1207
                                   SWITZERLAND


May  5,  1999

Trinity  Energy  Resources,  Inc.
952  Echo  Lane,  Suite  210
Houston,  Texas  77024

RE: Oriental Energy Resources Limited-Carlton Energy Group LLC - Trinity Energy Resources, Inc. Consortium Concession signed on February 23, 1999 by the Republic of Chad (the "Concession").

Gentlemen:

When accepted by you in the manner provided below, this letter will evidence the agreement ("Agreement") between Cliveden Petroleum Co., a British Virgin Islands business corporation
("Cliveden"), and Trinity Energy Resources, Inc., a Nevada corporation ("Trinity") with respect to bridge financing of certain activities related to acquisition of the Concession and the farming out of an undivided fifty percent (50%) interest in the Concession to Cliveden.

                                       I.
                                    OWNERSHIP

Trinity represents and warrants to Cliveden that it owns, or has the right to commit to this Agreement by contract, one hundred percent (100%) of the working interest in the Concession awarded to the Oriental Energy Resources Limited-Carlton Energy Group LLC-Trinity Energy Resources, Inc. Consortium (the "Consortium") pursuant to the Concession.

                                       II.
                                BRIDGE FINANCING

Cliveden agrees to provide to Trinity the following financing (the "bridge financing") for the purpose of meeting Trinity's commitments in connection with the Concession:

          The sum of Three Hundred Fifty Thousand Dollars ($350,000.00) to be funded concurrently with the execution of this Agreement, and which shall bear an interest rate of twelve percent (12%) per annum, interest payable semi-annually, with all principal and accrued but unpaid interest due on or before May 5, 2000, with no prepayment penalty. The loan shall be represented by a promissory note in the form attached hereto as Exhibit "A" executed by Trinity and payable to the order of Cliveden and secured by certain collateral hereinafter described. At Cliveden's option, all funded amounts may be


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          converted  at any time prior to  principal  repayment  into  shares of
          Trinity Energy Resources, Inc. common stock at a conversion price equal to Twenty-Five Cents ($0.25) per share.

          The collateral securing any loan made hereunder is as follows:

               1.   A  first  lien  covering  certain   producing  oil  and  gas
                    properties situated in Texas, Colorado and Wyoming more particularly described on Exhibit "B" attached hereto.

               2.   A  subordinated   security   interest  in  certain  monetary
                    accounts more particularly described on Exhibit "C" attached hereto.

Should Cliveden elect to exercise its rights under the farmout provisions below, the loan provided to Trinity under this Agreement shall be immediately cancelled and Trinity shall have no obligation to repay said monies to Cliveden. If Trinity has prepaid any sums towards the loan balance, including interest, upon cancellation of the note, all such sums paid by Trinity shall be refunded.

Until such time, if ever, as Cliveden elects to accept the Assignment provided below, Cliveden shall have the first right, but not the obligation, to provide such additional financing as Trinity requires to meet its obligations under the Concession and to undertake such work to develop the Concession as it may deem necessary. Such financing shall be subject to the same terms and conditions as herein provided for the bridge financing including the right to convert the debt into shares of Trinity's common stock.

                                      III.
                                     FARMOUT

In consideration of Cliveden's agreement to assume the costs associated with the Concession, as hereinafter provided, Trinity, on behalf of itself and the Consortium, does hereby agree to sell and transfer to Cliveden fifty percent (50%) of the entire working interest in the Concession owned by Trinity. This assignment is subject to the following terms and conditions:

A. Cliveden must notify Trinity no later than November 30, 1999 that Cliveden has elected to receive the Assignment and to assume its obligations hereunder.

B. Following such election, Trinity will promptly deliver to Cliveden an assignment (the "Assignment"), in a form and substance satisfactory to Cliveden, of fifty percent (50%) of 100% of the working interest in the Concession and will seek all necessary authorizations from the Government of Chad to assure that the rights of Cliveden to such undivided interest are recognized by said government.


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C.  Following  receipt  of  the  Assignment,  and  the  approval  of same by the
Government of Chad, Cliveden agrees to assume one hundred percent (100%) of Trinity's actually and reasonably incurred and/or expended costs, from inception, in acquiring, administering, exploring and developing the acreage covered by the Concession until Payout (as hereinafter defined) occurs.

D. Cliveden shall receive ninety percent (90%) of all net revenue (with Trinity receiving the remaining ten percent (10%) of such revenue) attributable to the wells drilled on the acreage covered by the Concession until such time that Cliveden has recovered from all sales of production, net of all royalties, severance taxes, production taxes or similar burdens, one hundred ten percent (110%) of all sums paid in connection with the Concession obligations assumed hereunder including but not limited to (i) all costs heretofore incurred by Trinity for acquisition of the Concession and rental payments in connection therewith and (ii) all costs for third party geological and geophysical evaluations, site preparations, drilling, reworking, deepening, sidetracking, plugging back, surveying, staking, surface damage, road construction, logging, fracturing and other stimulation, pipelines and pipeline concessions, testing, completing, equipping (including equipment costs), operating, plugging and abandoning, and producing (including overhead charges) with respect to all wells drilled on the acreage covered by the Concession. Following Cliveden's recovery of one hundred ten percent (110%) of such costs (herein referred to as "Payout"), Cliveden shall be entitled to fifty percent (50%) of all net revenue attributable to said wells and shall bear fifty percent (50%) of all costs, risks, obligations and liabilities associated with the Concession. After Payout, Trinity shall be entitled to fifty percent (50%) of all net revenue attributable to said wells and shall bear fifty percent (50%) of all costs, risks, obligations and liabilities associated with the Concession.

                                       IV.
                                   OPERATIONS

Prior to commencement of operations on the acreage covered by the Concession, Cliveden, Trinity, Oriental Energy Resources Limited, and Carlton Energy Group shall join in the formation of an operating company. All participants shall be represented on the board of directors; provided however, that, until Payout, Cliveden shall have exclusive control over all operating and financial decisions in the event that the operating company's board of directors fails to reach a unanimous decision. After Payout, each party shall have a proportionate vote on the board of directors in the operating company in accordance with their proportionate interest in the Concession at that time. Cliveden reserves the right to assign to a third party any or all of its undivided interest in the Concession and to designate a replacement operator. Such assignment and replacement operator shall be subject to any the approval of Trinity with such approval not to be unreasonably withheld as well as any required approval by the government of the Republic of Chad.


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                                       V.
                      ADDITIONAL REPRESENTATIONS BY TRINITY

Trinity  represents  and  warrants  the  following:

A. Trinity, on behalf of the Consortium, has obtained the Concession in accordance with the laws of the Republic of Chad and the applicable laws of the United States.

B. Trinity has taken all necessary corporate action for the authorization, execution, delivery, and performance of this Agreement and its obligations hereunder, including, but not limited to the granting of the option to convert the bridge financing loan into the common stock of Trinity, should the financing be deemed a loan.

C. The proceeds of the Bridge Financing will be applied to costs directly associated with the the Concession.

D. There is no fact which Trinity has not disclosed to Cliveden which materially adversely affects, or insofar as Trinity can reasonably foresee could materially adversely affect, the ability of Trinity to perform its obligations under this Agreement.

                                       VI.
                             RIGHT OF FIRST REFUSAL

During the term of this Agreement, Cliveden shall have a right of first refusal with respect to all prospects, concessions and other exploratory arrangements involving acreage in Africa marketed by Trinity to third party investors.

                                      VII.
                                 APPLICABLE LAW

This Agreement is made subject to and shall be governed by and enforced in accordance with the laws of the State of Texas and the applicable federal laws of the United States. This agreement is fully performable in Harris County, Texas.

                                      VIII.
                             SUCCESSORS AND ASSIGNS

The terms and provisions of this Agreement shall inure to the benefit of, and be binding upon the parties hereto, their successors, assigns, and legal representatives. The parties hereto agree to execute such other instruments which may be necessary to carry out or make effective the terms and provisions of this Agreement.


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                                       IX.
                               PREVIOUS AGREEMENTS

It is agreed that the terms of this Agreement are final and supercede any previous agreement, either oral or in writing, between the parties with respect to the subject matter of this Agreement. This Agreement contains the entire understanding of the parties and all of the covenants and agreements between the parties with respect to the subject matter of this Agreement. No other representations, oral or written, shall survive the execution of this Agreement and all representations made by and between the parties respecting the subject matter hereof are contained in this Agreement.


                                       X.
                                TERM OF AGREEMENT

This Agreement shall remain in full force and effect so long as the Concession is in effect or until a fully detailed and definitive farmout agreement is executed by the parties, unless this Agreement is terminated or extended in writing by mutual agreement.

                                       XI.
                                     NOTICES

Notices  required  by this Agreement shall be written and delivered by certified
U. S. Mail, Federal Express or telegram to the parties at the addresses set forth on page 1 of this Agreement, or at such address as the parties may subsequently designate in writing. Such notice shall be effective when received by the addressee.

                                      XII.
                                   ARBITRATION

All claims, disputes or controversies arising out of, or in relation to the interpretation, application or enforcement of this Agreement shall be decided by resort of either party to arbitration in accordance with the Rules of the American Arbitration Association. The arbitration shall be held in the State of Texas. The proceedings will be held by a panel of three (3) arbitrators, with each party having the right to select one (1) arbitrator and with the third arbitrator being selected by the two (2) arbitrators appointed by the parties. The decision of the panel shall be final, binding and enforceable in any court of competent jurisdiction.

                                      XIII.
                           AMENDMENTS TO BE IN WRITING

No amendments or changes to this Agreement shall be valid unless in writing and signed by both parties.


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If  the  terms  and  conditions of this Agreement are satisfactory and set forth your understanding of our agreement, please so indicate by executing and returning the enclosed copy of this Agreement.


Very  truly  yours,

CLIVEDEN  PETROLEUM  CO.  LTD.


 /S/ Paul  E.  Vickrey,
----------------------------------------
by:  Paul  E.  Vickrey,  President



ACCEPTED  AND  AGREED  BY:

TRINITY  ENERGY  RESOURCES,  INC.



 /S/ T.  C.  O'Dell
----------------------------------------
by:  T.  C.  O'Dell,  Chairman  and  CEO

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